SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549




FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT



Date of report (Date of earliest event reported):  August 15, 2000



DIGITAL CREATIVE DEVELOPMENT CORPORATION
(formerly ARTHUR TREACHER'S, INC.)


____________________________________________________
(Exact Name of Registrant as Specified in Charter)



    UTAH			         0-22315			         34-1413104
-------------	      	---------------			---------------
(State or Other   	(Commission File Number)	     (IRS Employer
Jurisdiction of Incorporation)		   		     Identification No.)


7400 BAYMEADOWS WAY, SUITE 300, JACKSONVILLE FLA. 32256
	_______________________________			        ________
  (Address of Principal Executive Offices)	            (Zip Code)


Registrant's telephone number, including area code:  (904) 739-1200

Item 5.	Other Events.


The Registrant's subsidiary, Digital Creative Development Corporation, a Delaware corporation (the "Subsidiary"), has completed the private placement (the "Private Placement") of its Common Stock, par value $.001 per share (the "Shares"). The Subsidiary sold 12,004,957 Shares in the Private Placement at a price of $1.00 per share, raising proceeds of $12,004,957 (before expenses, which are de minimis). The Registrant continues to hold 56% of the Subsidiary's Shares.

	The Shares are convertible into shares of common stock of the Registrant (the "Registrant's Common Stock") on a share-for-share basis at the option of either the holder or the Registrant. If all the Shares are converted, the holders of the Shares would hold approximately 43% of the outstanding Registrant's Common Stock (without giving effect to the conversion of any of the Registrant's convertible securities). The holders of the Registrant's Common Stock issuable upon conversion of the Shares are entitled to "piggyback" registration rights in connection with offerings by the Registrant, subject to underwriter cutbacks.



SIGNATURES


	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


August 15, 2000				Digital Creative Development Corporation
						   (formerly Arthur Treacher's, Inc.)


						By:    /s/ Bruce Galloway
				      Bruce Galloway, Chairman
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Document #: 12568